                                    FORM T-1
                 ==============================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                               ==================

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(B)(2) _______
                                =================

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)


           NEW YORK                                          13-3818954
(Jurisdiction of incorporation                            (I.R.S. employer
 if not a U.S. national bank)                            identification No.)


     114 WEST 47TH STREET                                    10036-1532
         NEW YORK, NY                                        (Zip Code)
     (Address of principal
      executive offices)
                               ==================
                             NEENAH FOUNDRY COMPANY
               (Exact name of Obligor as specified in its charter)


            WISCONSIN                                         39-1580331
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

       2121 BROOKS AVENUE
            BOX 729
        NEENAH, WISCONSIN                                        54927
(Address of principal executive offices)                       (Zip Code)

                               ------------------
                        11 1/8% SENIOR SUBORDINATED NOTES
                               DUE 2007, SERIES F

                       (Title of the indenture securities)
                 ==============================================


                          HARTLEY CONTROLS CORPORATION
                 (Exact name of Obligor as specified in charter)

            WISCONSIN                                         39-0842568
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                             NEENAH TRANSPORT, INC.
                 (Exact name of Obligor as specified in charter)

            WISCONSIN                                         39-1378433
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                              DEETER FOUNDRY, INC.
                 (Exact name of Obligor as specified in charter)

            NEBRASKA                                          47-0355148
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                            MERCER FORGE CORPORATION
                 (Exact name of Obligor as specified in charter)

            DELAWARE                                          25-1511711
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                             A & M SPECIALTIES, INC.
                 (Exact name of Obligor as specified in charter)

          PENNSYLVANIA                                        25-1741756
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                          ADVANCED CAST PRODUCTS, INC.
                 (Exact name of Obligor as specified in charter)

            DELAWARE                                          25-1607691
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                               BELCHER CORPORATION
                 (Exact name of Obligor as specified in charter)

            DELAWARE                                          52-1643193
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                              PEERLESS CORPORATION
                 (Exact name of Obligor as specified in charter)

              OHIO                                            52-1644462
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================


                               DALTON CORPORATION
                 (Exact name of Obligor as specified in charter)

             INDIANA                                          35-0259770
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                               DALTON CORPORATION,
                          WARSAW MANUFACTURING FACILITY
                 (Exact name of Obligor as specified in charter)

             INDIANA                                          35-2054775
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                               DALTON CORPORATION,
                         ASHLAND MANUFACTURING FACILITY
                 (Exact name of Obligor as specified in charter)

              OHIO                                            34-1873079
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                               DALTON CORPORATION,
                       KENDALLVILLE MANUFACTURING FACILITY
                 (Exact name of Obligor as specified in charter)

             INDIANA                                          35-2054777
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                         STRYKER MACHINING FACILITY CO.
                 (Exact name of Obligor as specified in charter)

              OHIO                                            34-1873080
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)
                               ==================

                               NIEMIN PORTER & CO.
                 (Exact name of Obligor as specified in charter)

           CALIFORNIA                                         33-0071223
(State or other jurisdiction of                            (I.R.S. employer
 incorporation or organization)                           identification No.)

                                     GENERAL


1.   GENERAL INFORMATION

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             Federal Reserve Bank of New York (2nd District), New York, New York
                  (Board of Governors of the Federal Reserve System)
             Federal Deposit Insurance Corporation, Washington, D.C.
             New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

             The trustee is authorized to exercise corporate trust powers.

2.   AFFILIATIONS WITH THE OBLIGOR

     If the obligor is an affiliate of the trustee, describe each such affiliation.

             None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     Neenah Foundry Company Inc. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.  LIST OF EXHIBITS

     T-1.1        --       Organization Certificate, as amended, issued by
                           the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                           33-97056).

     T-1.2        --      Included in Exhibit T-1.1.

     T-1.3        --       Included in Exhibit T-1.1.

16.  LIST OF EXHIBITS

               (cont'd)

               T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

               T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

               T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of January 15, 1999, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                               ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 15th day of January, 1999.

UNITED STATES TRUST COMPANY
         OF NEW YORK, Trustee

By:      /s/ John Guiliano
         John Guiliano
         Vice President

                                                                   EXHIBIT T-1.6

        The consent of the trustee required by Section 321(b) of the Act.

                     United States Trust Company of New York
                              114 West 47th Street
                               New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
         OF NEW YORK



By:     /s/ Gerard F. Ganey
        Gerard F. Ganey
        Senior Vice President

                                                                   EXHIBIT T-1.7

                     UNITED STATES TRUST COMPANY OF NEW YORK
                       CONSOLIDATED STATEMENT OF CONDITION
                               September 30, 1998
                                ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                        $  339,287

Short-Term Investments                            161,493

Securities, Available for Sale                    563,176

Loans                                           1,954,456
Less:  Allowance for Credit Losses                 16,860
                                               ----------
      Net Loans                                 1,937,596
Premises and Equipment                             58,809
Other Assets                                      120,308
                                               ----------
      TOTAL ASSETS                             $3,180,669
                                               ==========
LIABILITIES
Deposits:
      Non-Interest Bearing                     $  646,593
      Interest Bearing                          1,838,108
                                               ----------
         Total Deposits                         2,484,701

Short-Term Credit Facilities                      375,849
Accounts Payable and Accrued Liabilities          142,513
                                               ----------
      TOTAL LIABILITIES                        $3,003,063
                                               ==========
STOCKHOLDER'S EQUITY
Common Stock                                       14,995
Capital Surplus                                    49,541
Retained Earnings                                 109,648
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes               3,422
                                               ----------
TOTAL STOCKHOLDER'S EQUITY                        177,606
                                               ----------
    TOTAL LIABILITIES AND
     STOCKHOLDER'S EQUITY                      $3,180,669
                                               ==========


I, Richard E. Brinkmann, Managing Director & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, Managing Director & Comptroller

November 2, 1998